Exhibit 3.1

Incorporation Number:        BC1315799

ARTICLES

OF

SOLTA MEDICAL CORPORATION

PROVINCE OF BRITISH COLUMBIA

BUSINESS CORPORATIONS ACT

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	PART 1
	INTERPRETATION

1.1	Definitions	1
1.2	Business Corporations Act and Interpretation Act Definitions Applicable	2

	PART 2
	SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure	2
2.2	Form of Share Certificate	2
2.3	Shareholder Entitled to Certificate or Acknowledgment	2
2.4	Delivery by Mail	3
2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement	3
2.6	Replacement of Lost, Destroyed or Wrongfully Taken Certificate	3
2.7	Recovery of New Share Certificate	3
2.8	Splitting Share Certificates	4
2.9	Certificate Fee	4
2.10	Recognition of Trusts	4

	PART 3
	ISSUE OF SHARES

3.1	Directors Authorized	4
3.2	Commissions and Discounts	4
3.3	Brokerage	5
3.4	Conditions of Issue	5
3.5	Share Purchase Warrants and Rights	5

	PART 4
	SHARE REGISTERS

4.1	Central Securities Register	5
4.2	Closing Register	5

	PART 5
	SHARE TRANSFERS

5.1	Registering Transfers	6
5.2	Waivers of Requirements for Transfer	6
5.3	Form of Instrument of Transfer	6
5.4	Transferor Remains Shareholder	7
5.5	Signing of Instrument of Transfer	7
5.6	Enquiry as to Title Not Required	7
5.7	Transfer Fee	7

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	(continued)

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	PART 6
	TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death	7
6.2	Rights of Legal Personal Representative	8

	PART 7
	ACQUISITION OF COMPANY’S SHARES

7.1	Company Authorized to Purchase or Otherwise Acquire Shares	8
7.2	No Purchase, Redemption or Other Acquisition When Insolvent	8
7.3	Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares	8

	PART 8
	BORROWING POWERS
8.1	Borrowing Powers	9

	PART 9
	ALTERATIONS

9.1	Alteration of Authorized Share Structure	9
9.2	Special Rights or Restrictions	10
9.3	No Interference with Class or Series Rights without Consent	10
9.4	Change of Name	10
9.5	Other Alterations	10

	PART 10
	MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings	11
10.2	Resolution Instead of Annual General Meeting	11
10.3	Calling of Meetings of Shareholders	11
10.4	Notice for Meetings of Shareholders	11
10.5	Record Date for Notice	11
10.6	Record Date for Voting	12
10.7	Failure to Give Notice and Waiver of Notice	12
10.8	Notice of Special Business at Meetings of Shareholders	12
10.9	Notice of Dissent Rights	12
10.10	Electronic Meetings	13
10.11	Advance Notice Provisions	13
10.12	Advance Notice for Proposals	19

	PART 11
	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business	20
11.2	Special Majority	20

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	(continued)

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	PART 13
	DIRECTORS

13.1	Number of Directors	29
13.2	Change in Number of Directors	29
13.3	Directors’ Acts Valid Despite Vacancy	29
13.4	Qualifications of Directors	29
13.5	Remuneration of Directors	29
13.6	Reimbursement of Expenses of Directors	30
13.7	Special Remuneration for Directors	30
13.8	Gratuity, Pension or Allowance on Retirement of Director	30

	PART 14
	ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting	30
14.2	Consent to be a Director	30
14.3	Failure to Elect or Appoint Directors	31
14.4	Places of Retiring Directors Not Filled	31
14.5	Directors May Fill Casual Vacancies	31
14.6	Remaining Directors’ Power to Act	32
14.7	Shareholders May Fill Vacancies	32
14.8	Additional Directors	32
14.9	Ceasing to be a Director	32
14.10	Removal of Director by Shareholders	32
14.11	Removal of Director by Directors	33

	PART 15
	POWERS AND DUTIES OF DIRECTORS

15.1	Powers of Management	33
15.2	Appointment of Attorney of Company	33

	PART 16
	INTERESTS OF DIRECTORS AND OFFICERS

16.1	Disclosure of Conflict of Interest or Property	33
16.2	Director Holding Other Office in the Company	33
16.3	No Disqualification	34
16.4	Professional Services by Director or Officer	34
16.5	Director or Officer in Other Corporations	34

	PART 17
	PROCEEDINGS OF DIRECTORS

17.1	Meetings of Directors	34
17.2	Voting at Meetings	34

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	(continued)

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21.8	Dividends to be Paid in Accordance with Number of Shares	42
21.9	Receipt by Joint Shareholders	42
21.10	Dividend Bears No Interest	42
21.11	Fractional Dividends	42
21.12	Payment of Dividends	42
21.13	Capitalization of Retained Earnings or Surplus	42
21.14	Unclaimed Dividends	42

	PART 22
	ACCOUNTING RECORDS AND AUDITOR

22.1	Recording of Financial Affairs	43
22.2	Inspection of Accounting Records	43
22.3	Remuneration of Auditor	43

	PART 23
	NOTICES

23.1	Method of Giving Notice	43
23.2	Deemed Receipt	44
23.3	Certificate of Sending	44
23.4	Notice to Joint Shareholders	45
23.5	Notice to Legal Personal Representatives and Trustees	45
23.6	Undelivered Notices	45

	PART 24
	SEAL

24.1	Who May Attest Seal	45
24.2	Sealing Copies	46
24.3	Mechanical Reproduction of Seal	46
24.4	Execution of Instruments	46

	PART 25
	FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

	PART 26
	SPECIAL RIGHTS AND RESTRICTIONS – COMMON SHARES

26.1	Dividends; Rights on Liquidation, Dissolution or Winding-Up	47
26.2	Meetings and Voting Rights	47

	PART 27
	SPECIAL RIGHTS AND RESTRICTIONS – PREFERRED SHARES

27.1	Issuable in Series	48
27.2	Class Rights or Restrictions	49

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Incorporation Number       BC1315799

ARTICLES

SOLTA MEDICAL CORPORATION

(the “Company”)

The Company has as its articles the following articles.

Full name and signature of one director	Date of signing
Scott Hirsch Director	●

PART 1

INTERPRETATION

1.1	Definitions

In these Articles, unless the context otherwise requires:

(1)	“appropriate person”, has the meaning assigned in the Securities Transfer Act;

(2)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(3)

“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(4)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder;

(5)

“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(6)	“legal personal representative” means the personal or other legal representative of a shareholder;

(7)	“protected purchaser” has the meaning assigned in the Securities Transfer Act;

(8)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(9)	“seal” means the seal of the Company, if any;

(10)	“Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder;

(11)

“securities legislation” means statutes concerning the regulation of securities markets and trading in securities and the regulations, rules, forms and schedules under those statutes, all as amended from time to time, and the blanket rulings and orders, as amended from time to time, issued by the securities commissions or similar regulatory authorities appointed under or pursuant to those statutes;

(12)

“Securities Transfer Act” means the Securities Transfer Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act.

1.2	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

PART 2

SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Certificate or Acknowledgment

Unless the shares of which the shareholder is the registered owner are uncertificated shares within the meaning of the Business Corporations Act, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgment and delivery of a share certificate or an acknowledgment to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the Company is satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, it must, on production to it of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as it thinks fit:

(1)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(2)	issue a replacement share certificate or acknowledgment, as the case may be.

2.6	Replacement of Lost, Destroyed or Wrongfully Taken Certificate

If a person entitled to a share certificate claims that the share certificate has been lost, destroyed or wrongfully taken, the Company must issue a new share certificate, if that person:

(1)	so requests before the Company has notice that the share certificate has been acquired by a protected purchaser;

(2)	provides the Company with an indemnity bond sufficient in the Company’s judgement to protect the Company from any loss that the Company may suffer by issuing a new certificate; and

(3)	satisfies any other reasonable requirements imposed by the directors.

A person entitled to a share certificate may not assert against the Company a claim for a new share certificate where a share certificate has been lost, apparently destroyed or wrongfully taken if that person fails to notify the Company of that fact within a reasonable time after that person has notice of it and the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate.

2.7	Recovery of New Share Certificate

If, after the issue of a new share certificate, a protected purchaser of the original share certificate presents the original share certificate for the registration of transfer, then in addition to any rights under any indemnity bond, the Company may recover the new share certificate from a person to whom it was issued or any person taking under that person other than a protected purchaser.

2.8	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as represented by the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.9	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.8, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.10	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

PART 3

ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Business Corporations Act and the rights, if any, of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2	Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:

(a)	past services performed for the Company;

(b)	property;

(c)	money; and

(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

PART 4

SHARE REGISTERS

4.1	Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain a central securities register, which may be kept in electronic form. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2	Closing Register

The Company must not at any time close its central securities register.

PART 5

SHARE TRANSFERS

5.1	Registering Transfers

The Company must register a transfer of a share of the Company if either:

(1)	the Company or the transfer agent or registrar for the class or series of share to be transferred has received:

(a)

in the case where the Company has issued a share certificate in respect of the share to be transferred, that share certificate and a written instrument of transfer (which may be on a separate document or endorsed on the share certificate) made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(b)

in the case of a share that is not represented by a share certificate (including an uncertificated share within the meaning of the Business Corporations Act and including the case where the Company has issued a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate in respect of the share to be transferred), a written instrument of transfer, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person; and

(c)

such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, that the written instrument of transfer is genuine and authorized and that the transfer is rightful or to a protected purchaser; or

(2)	all the preconditions for a transfer of a share under the Securities Transfer Act have been met and the Company is required under the Securities Transfer Act to register the transfer.

5.2	Waivers of Requirements for Transfer

The Company may waive any of the requirements set out in Article 5.1(1) and any of the preconditions referred to in Article 5.1(2).

5.3	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the Company or the transfer agent for the class or series of shares to be transferred.

5.4	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.5	Signing of Instrument of Transfer

If a shareholder or other appropriate person or an agent who has actual authority to act on behalf of that person, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified but share certificates are deposited with the instrument of transfer, all the shares represented by such share certificates:

(1)	in the name of the person named as transferee in that instrument of transfer; or

(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.6	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.7	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

PART 6

TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death

In the case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder’s name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the directors may require the original grant of probate or letters of administration or a court certified copy of them or the original or a court certified or authenticated copy of the grant of representation, will, order or other instrument or other evidence of the death under which title to the shares or securities is claimed to vest.

6.2	Rights of Legal Personal Representative

The legal personal representative of a shareholder has the rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, if appropriate evidence of appointment or incumbency within the meaning of the Securities Transfer Act has been deposited with the Company. This Article 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder’s name and the name of another person in joint tenancy.

PART 7

ACQUISITION OF COMPANY’S SHARES

7.1	Company Authorized to Purchase or Otherwise Acquire Shares

Subject to Article 7.2, the special rights or restrictions attached to the shares of any class or series of shares and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

7.2	No Purchase, Redemption or Other Acquisition When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or

(2)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;

(2)	must not pay a dividend in respect of the share; and

(3)	must not make any other distribution in respect of the share.

PART 8

BORROWING POWERS

8.1	Borrowing Powers

The Company, if authorized by the directors, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;

(2)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

PART 9

ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to Articles 9.2 and 9.3 and the Business Corporations Act, the Company may:

(1)	by ordinary resolution:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	if the Company is authorized to issue shares of a class of shares with par value:

(A)	decrease the par value of those shares; or

(B)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(d)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(e)	alter the identifying name of any of its shares; or

(f)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act,

and, if applicable, alter its Notice of Articles and, if applicable, its Articles, accordingly.

(2)

by directors’ resolution or ordinary resolution, subdivide or consolidate all or any of its unissued, or fully paid issued, shares and, if applicable, alter its Notice of Articles and, if applicable, its Articles, accordingly.

9.2	Special Rights or Restrictions

Subject to the Business Corporations Act, the Company may by ordinary resolution:

(1)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

and alter its Articles and Notice of Articles accordingly.

9.3	No Interference with Class or Series Rights without Consent

A right or special right attached to issued shares must not be prejudiced or interfered with under the Business Corporations Act, the Notice of Articles or these Articles unless the holder of shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of the holders of such class or series of shares.

9.4	Change of Name

The Company may by directors’ resolution or ordinary resolution authorize an alteration to its Notice of Articles in order to change its name.

9.5	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

PART 10

MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling of Meetings of Shareholders

The directors may, at any time, call a meeting of shareholders, to be held at such time and at such place, either in or outside British Columbia, as may be determined by the directors.

10.4	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution, and any notice to consider approving an amalgamation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least 21 days before the meeting.

10.5	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than 21 days.

If no record date is set, the record date is 5 p.m. (Eastern time) on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. (Eastern time) on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or agree to reduce the period of that notice. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.8	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1)	state the general nature of the special business; and

(2)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.9	Notice of Dissent Rights

The Company must send to each of its shareholders, whether or not their shares carry the right to vote, a notice of any meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered specifying the date of the meeting and containing a statement advising of the right to send a notice of dissent together with a copy of the proposed resolution at least 21 days before the meeting.

10.10	Electronic Meetings

The directors may determine that a meeting of shareholders shall be held entirely by means of telephonic, electronic or other communication facilities that permit all participants to communicate with each other during the meeting. A meeting of shareholders may also be held at which some, but not necessarily all, persons entitled to attend may participate by means of such communications facilities, if the directors determine to make them available. A person participating in a meeting by such means is deemed to be present at the meeting.

10.11	Advance Notice Provisions

(1)	Nomination of Directors

Subject only to the Business Corporations Act and these Articles, only persons who are nominated in accordance with the procedures set out in this Article 10.11 shall be eligible for election as directors to the board of directors of the Company. Nominations of persons for election to the board may only be made at an annual meeting of shareholders, or at a special meeting of shareholders called for any purpose at which the election of directors is a matter specified in the notice of meeting, as follows:

(a)	by or at the direction of the board or an authorized officer of the Company, including pursuant to a notice of meeting;

(b)

by or at the direction or request of one or more shareholders pursuant to a valid proposal made in accordance with the provisions of the Business Corporations Act or a valid requisition of shareholders made in accordance with the provisions of the Business Corporations Act; or

(c)	by any person entitled to vote at such meeting (a “Nominating Shareholder”), who:

(A)

is, at the close of business on the date of giving notice provided for in this Article 10.11 and on the record date for notice of such meeting, either entered in the central securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and provides evidence of such beneficial ownership to the Company;

(B)	has given timely notice in proper written form as set forth in this Article 10.11; and

(C)

complies with the procedures set forth in this Article 10.11, and, except as otherwise required by law, any failure to comply with these procedures shall result in the nullification of such nomination.

(2)	Exclusive Means

For the avoidance of doubt, this Article 10.11 shall be the exclusive means for any person to bring nominations for election to the board before any annual or special meeting of shareholders of the Company, unless otherwise required pursuant to mandatory provisions of U.S. securities laws. Nothing contained in this Section 10.11 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy circular pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

(3)	Timely Notice

In order for a nomination made by a Nominating Shareholder to be timely notice (a “Timely Notice”) and therefore properly brought, the Nominating Shareholder’s notice must be received by the corporate secretary of the Company at the principal executive offices or registered office of the Company:

(a)

in the case of an annual meeting of shareholders (including an annual and special meeting), not later than 5:00 p.m. (Eastern time) on a date that is not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders (which date shall, for the purposes of the Company’s first annual meeting of shareholders after its Common Shares are first publicly traded, be deemed to have occurred on April 30th of the preceding calendar year); provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 90 days after such anniversary date then to be timely such notice must be received by the Company no earlier than 90 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting (each such date being the “Notice Date”); provided, further, that in no event shall any adjournment or postponement of any meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Nominating Shareholder’s notice as described above; and

(b)

in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes the election of directors to the board, not later than the close of business on the 15th day following the Notice Date.

The number of nominees a Nominating Shareholder may nominate (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a Nominating Shareholder may nominate on behalf of such beneficial owner) for election shall not exceed the number of directors to be elected at the annual meeting.

Notwithstanding anything in the first sentence of the preceding paragraph to the contrary, in the event that the number of directors to be elected to the board is increased by the board and there is no notice or public disclosure by the Company naming all of the nominees for director or specifying the size of the increased board at least 70 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, a shareholder’s notice required by this Article 10.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the corporate secretary at the principal executive offices of the Company not later than the 10th day following the day on which such notice or public disclosure of such increase was made by the Company. A Nominating Shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the corporate secretary at the principal executive offices of the Company not later than five days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Articles shall not limit the Company’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines under these Articles or enable or be deemed to permit a shareholder who has previously submitted a notice under these Articles to amend or update any proposal or to submit any new proposal, including by changing or adding nominees.

(4)	Proper Form of Notice

To be in proper written form, a Nominating Shareholder’s notice to the corporate secretary must comply with all the provisions of this Article 10.11 and disclose or include, as applicable:

(a)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a “Proposed Nominee”):

(A)	the name, age, business and residential address of the Proposed Nominee;

(B)	the principal occupation/business or employment of the Proposed Nominee, both presently and for the past five years;

(C)

the class or series and number of securities of each class of securities of the Company or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by the Proposed Nominee, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(D)

all other information that would be required to be disclosed in a dissident proxy circular or other filings required to be made in connection with the solicitation of proxies for election of directors in an election contest pursuant to the Business Corporations Act, the Exchange Act or other applicable securities legislation (even if an election contest is not involved);

(E)

a written consent of each Proposed Nominee to being named as nominee and certifying that such Proposed Nominee is not disqualified from acting as director under the provisions of subsection 124(2) of the Business Corporations Act;

(F)	a written questionnaire with respect to the background and qualification of each Proposed Nominee (which questionnaire shall be provided by the corporate secretary upon written request);

(G)

representations that each Proposed Nominee will agree to comply with the policies and guidelines applicable to all directors of the Company (which shall be provided by the corporate secretary upon written request);

(H)

any agreement, arrangement or understanding with, or any commitment or assurance to, any person or entity as to how each Proposed Nominee, if elected, will vote on any issue or question (a “Voting Commitment”) or any Voting Commitment that could limit or interfere with each such Proposed Nominee’s ability to comply, if elected, as a director of the Company, with each Proposed Nominee’s fiduciary duties under applicable law; and

(I)

a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that each Proposed Nominee has with any other person or entity other than the Company including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Company (a “Third-Party Compensation Arrangement”), as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Articles, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made.

(b)	as to each Nominating Shareholder giving the notice, and each beneficial owner, if any, on whose behalf the nomination is made:

(A)	their name, business and residential address;

(B)

the class or series and number of securities of the Company or any of its subsidiaries owned (beneficially or of record) as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(C)

full particulars of any proxy, contract, relationship arrangement, agreement or understanding pursuant to which such person, or any of its affiliates or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Company or the nomination of directors to the board;

(D)

a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares or any other instruments with exercise, conversion or settlement rights related to the shares of the Company, with a value derived from the value of the shares of the Company or designed to produce economic benefits and risks that correspond substantially to the ownership of shares of the Company) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate the economic effect, loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Nominating Shareholder or any such beneficial owner or any such Proposed Nominee with respect to the Company’s securities;

(E)

any other information relating to such Nominating Shareholder and beneficial owner, if any, on whose behalf the nomination is being made, that would be required to be included in a proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(F)

a representation that the Nominating Shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination before the meeting; and

(G)

a representation as to whether such Nominating Shareholder intends or is part of a group that intends to deliver a proxy circular and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding share capital required to elect each such nominee and/or otherwise solicit proxies or votes from shareholders in support of such nomination.

(c)

the Company may require any Proposed Nominee to furnish such other information as it may reasonably require to determine the eligibility of such nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nomine.

Reference to “Nominating Shareholder” in this Article 10.11(4) shall be deemed to refer to each shareholder that nominated or seeks to nominate a person for election as director in the case of a nomination proposal where more than one shareholder is involved in making the nomination proposal.

(5)	Currency of Nominee Information

All information to be provided in a Timely Notice pursuant to this Article 10.11 shall be provided as of the date of such notice. The Nominating Shareholder shall provide the Company with an update to such information forthwith so that it is true and correct in all material respects as of the date that is 10 business days before the date of the meeting, or any adjournment or postponement thereof.

(6)	Delivery of Information

Notwithstanding Part 22 of these Articles, any notice, or other document or information required to be given to the corporate secretary pursuant to this Article 10.11 may only be given by personal delivery or courier (but not by fax or email) to the corporate secretary at the address of the principal executive offices or registered office of the Company and shall be deemed to have been given and made on the date of delivery if it is a business day and the delivery was made prior to 5:00 p.m. (Eastern time) and otherwise on the next business day.

(7)	Defective Nomination Determination

The chair of any meeting of shareholders of the Company shall have the power to determine whether any proposed nomination is made in accordance with the provisions of this Article 10.11, and if any proposed nomination is not in compliance with such provisions, must as soon as practicable following receipt of such nomination and prior to the meeting declare that such defective nomination shall not be considered at any meeting of shareholders.

(8)	Waiver

Notwithstanding anything to the contrary set forth herein, the board may, in its sole discretion, waive any requirement in this Article 10.11.

(9)	Definitions

For the purposes of this Article 10.11, “public announcement” means disclosure in a press release disseminated by the Company through a national news service in Canada, or in a document filed by the Company for public access under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com.

10.12	Advance Notice for Proposals

No business may be transacted at an annual general meeting other than business that is either (i) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the board, (ii) otherwise properly brought before the annual general meeting by or at the direction of the board, or (iii) otherwise properly brought before the annual general meeting by any shareholder of the Company who complies with the proposal procedures set forth in this Article 10.12

For business to be properly brought before an annual general meeting by a shareholder of the Company, such shareholder must submit a proposal that is a proper matter for shareholder action to the Company for inclusion in the Company’s management proxy circular in accordance with the requirements of the Business Corporations Act and Rule 14a-8 under the Exchange Act; provided that any proposal that includes nominations for the election of directors shall be submitted to the Company in accordance with the requirements set forth in Article 10.11. The Company shall set out the proposal in the management proxy circular or attach the proposal thereto, subject to the exemptions and bases for refusal set forth in the Business Corporations Act and U.S. securities laws. At a special meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company’s notice of meeting only pursuant to and in compliance with Article 10.11.

PART 11

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(1)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2)	at an annual general meeting, all business is special business except for the following:

(a)	business relating to the conduct of or voting at the meeting;

(b)	consideration of any financial statements of the Company presented to the meeting;

(c)	consideration of any reports of the directors or auditor;

(d)	the setting or changing of the number of directors;

(e)	the election or appointment of directors;

(f)	the appointment of an auditor;

(g)	the setting of the remuneration of an auditor;

(h)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and

(i)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights or restrictions attached to the shares of any class or series of shares and to Article 11.4, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 33 1/3% of the issued shares entitled to be voted at the meeting.

11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(2)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5	Persons Entitled to Attend Meeting

In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company, any persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the Business Corporations Act or these Articles to be present at the meeting; but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(2)

in the case of any other meeting of shareholders, the meeting stands adjourned to a fixed time and place the same day in the next week at the same time and place, unless the chair of the board or the directors shall determine to set a different time and place.

11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)	the chair of the board, if any; or

(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10	Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13	Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands (or the functional equivalent) unless a poll, before or on the declaration of the result of the vote by show of hands (or the functional equivalent), is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

11.14	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands (or the functional equivalent) or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16	Casting Vote

In the case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands (or the functional equivalent) or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17	Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)	the poll must be taken:

(a)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)	in the manner, at the time and at the place that the chair of the meeting directs;

(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it.

11.18	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21	No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of the meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

PART 12

VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)	on a vote by show of hands (or the functional equivalent), every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)

on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)	any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)

if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders registered in respect of that share.

12.5	Representative of a Corporate Shareholder

If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(1)	for that purpose, the instrument appointing a representative must be received:

(a)

at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned or postponed meeting; or

(b)

at the meeting or any adjourned or postponed meeting, by the chair of the meeting or adjourned or postponed meeting or by a person designated by the chair of the meeting or adjourned or postponed meeting;

(2)	if a representative is appointed under this Article 12.5:

(a)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6	Electronic Voting

Any vote at a meeting of shareholders may be held entirely or partially by means of telephonic, electronic or other communications facilities, if the directors determine to make them available, whether or not persons entitled to attend participate in the meeting by means of communications facilities.

12.7	When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(2)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting;

(3)

the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting; or

(4)	the Company is a public company.

12.8	When Proxy Provisions Do Not Apply to the Company

If and for so long as the Company is a public company, Articles 12.9 to 12.17 apply only insofar as they are not inconsistent with any applicable securities legislation or any rules of an exchange on which securities of the Company are listed.

12.9	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.10	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.11	Deposit of Proxy

A proxy for a meeting of shareholders must:

(1)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting;

(2)

unless the notice provides otherwise, be received, at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting, or

(3)	be received in any other manner determined by the directors or chair of the meeting

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages or by using such available internet or telephone voting services as may be approved by the directors.

12.12	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)

at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.13	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned):

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder – printed]

12.14	Revocation of Proxy

Subject to Article 12.15, every proxy may be revoked by an instrument in writing that is received:

(1)

at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.15	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.14 must be signed as follows:

(1)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.16	Chair May Determine Validity of Proxy.

The chair of any meeting of shareholders may determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of this Part 12 as to form, execution, accompanying documentation, time of filing or otherwise, shall be valid for use at the meeting, and any such determination made in good faith shall be final, conclusive and binding upon the meeting.

12.17	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

PART 13

DIRECTORS

13.1	Number of Directors

The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1)	the greater of three and the most recently set of:

(a)	the number of directors set by directors’ resolution or ordinary resolution (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.4.

13.2	Change in Number of Directors

If the number of directors is set under Articles 13.1(2)(a):

(1)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2)

if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors, subject to Article 14.8, may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4	Qualifications of Directors

A director is not required to hold a share of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 14

ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)

the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act; or

(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director.

14.3	Failure to Elect or Appoint Directors

If:

(1)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)	when his or her successor is elected or appointed; and

(4)	when he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5	Directors May Fill Casual Vacancies

The directors may appoint a qualified person to fill any vacancy occurring in the board of directors except a vacancy:

(1)	resulting from an increase in the number of the minimum or maximum number of directors; or

(2)	resulting from a failure by the shareholders to elect the number or minimum number of directors set or otherwise required under these Articles;

and a director elected or appointed to fill a vacancy on the board of directors shall hold office for the unexpired term of his or her predecessor. For greater certainty, the ability of the directors to add additional directors as provided in Article 14.8 is not filling a vacancy as contemplated hereunder.

14.6	Remaining Directors’ Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re- appointment.

14.9	Ceasing to be a Director

A director ceases to be a director when:

(1)	the term of office of the director expires;

(2)	the director dies;

(3)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

PART 15

POWERS AND DUTIES OF DIRECTORS

15.1	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

PART 16

INTERESTS OF DIRECTORS AND OFFICERS

16.1	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

16.2	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.3	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.4	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.5	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

PART 17

PROCEEDINGS OF DIRECTORS

17.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

17.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)	the chair of the board, if any;

(2)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)	any other director chosen by the directors if:

(a)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

17.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors:

(1)	in person;

(2)	by telephone; or

(3)	with the consent of all directors who wish to participate in the meeting, by other communications medium;

if all directors participating in the meeting, whether in person, or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

17.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1 or as provided in Article 17.7, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone.

17.7	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2)	the director has waived notice of the meeting.

17.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director does not invalidate any proceedings at that meeting.

17.9	Waiver of Notice of Meetings

Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director, unless the director otherwise requires by notice in writing to the Company, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

Attendance of a director at a meeting of the directors is a waiver of notice of the meeting, unless that director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

17.10	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

17.11	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(1)	in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(2)

in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who have not made such a disclosure consents in writing to the resolution.

A consent in writing under this Article 17.12 may be by any written instrument, fax, e-mail or any other method of transmitting legibly recorded messages in which the consent of the director is evidenced, whether or not the signature of the director is included in the record. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of the directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

PART 18

EXECUTIVE AND OTHER COMMITTEES

18.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and during the intervals between meetings of the board of directors all of the directors’ powers are delegated to the executive committee, except:

(1)	the power to fill vacancies in the board of directors;

(2)	the power to remove a director;

(3)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

18.2	Appointment and Powers of Other Committees

The directors may, by resolution:

(1)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)	delegate to a committee appointed under paragraph (1) any of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	the power to appoint or remove officers appointed by the directors; and

(3)	make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

18.3	Obligations of Committees

Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must:

(1)	conform to any rules that may from time to time be imposed on it by the directors; and

(2)	report every act or thing done in exercise of those powers at such times as the directors may require.

18.4	Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)	terminate the appointment of, or change the membership of, the committee; and

(3)	fill vacancies in the committee.

18.5	Committee Meetings

Subject to Article 18.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:

(1)	the committee may meet and adjourn as it thinks proper;

(2)

the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)	a majority of the members of the committee constitutes a quorum of the committee; and

(4)

questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

PART 19

OFFICERS

19.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

19.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)	determine the functions and duties of the officer;

(2)	delegate to the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

19.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

PART 20

INDEMNIFICATION

20.1	Definitions

In this Part 20:

(1)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)

“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, officer, or former director or officer of the Company (each, an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of the Company:

(a)	is or may be joined as a party; or

(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3)	“expenses” has the meaning set out in the Business Corporations Act.

20.2	Mandatory Indemnification of Eligible Parties

Subject to the Business Corporations Act, the Company must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2.

20.3	Permitted Indemnification

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.4	Non-Compliance with Business Corporations Act

The failure of an eligible party or any other person to comply with the Business Corporations Act or these Articles or, if applicable, any former Companies Act or former Articles, does not invalidate any indemnity to which he or she is entitled under this Part 20.

20.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)	is or was a director, officer, employee or agent of the Company;

(2)	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

(4)

at the request of the Company, holds or held a position equivalent to that of a director, or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

PART 21

DIVIDENDS

21.1	Payment of Dividends Subject to Special Rights

The provisions of this Part 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2	Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may consider appropriate.

21.3	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. (Eastern time) on the date on which the directors pass the resolution declaring the dividend.

21.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways.

21.6	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(1)	set the value for distribution of specific assets;

(2)

determine that money in substitution for all or any part of the specific assets to which any shareholders are entitled may be paid to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)	vest any such specific assets in trustees for the persons entitled to the dividend.

21.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

21.8	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.9	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10	Dividend Bears No Interest

No dividend bears interest against the Company.

21.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12	Payment of Dividends

Any dividend or other distribution payable in money in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the registered address of the shareholder, or in the case of joint shareholders, to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing or by electronic transfer, if so authorized by the shareholder. The mailing of such cheque or the forwarding by electronic transfer will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.13	Capitalization of Retained Earnings or Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part thereof.

21.14	Unclaimed Dividends

Any dividend unclaimed after a period of three years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Company. The Company shall not be liable to any person in respect of any dividend which is forfeited to the Company, or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

PART 22

ACCOUNTING RECORDS AND AUDITOR

22.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

22.3	Remuneration of Auditor

The directors may set the remuneration of the auditor of the Company.

PART 23

NOTICES

23.1	Method of Giving Notice

Unless the Business Corporations Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:

(a)	for a record mailed to a shareholder, the shareholder’s registered address;

(b)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the mailing address of the intended recipient;

(2)	delivery at the applicable address for that person as follows, addressed to the person:

(a)	for a record delivered to a shareholder, the shareholder’s registered address;

(b)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the delivery address of the intended recipient;

(3)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)	sending the record by e- mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class;

(5)	physical delivery to the intended recipient;

(6)

creating and providing a record posted on or made available through a generally-accessible electronic source and providing written notice by any of the foregoing methods of the availability of such record; or

(7)	as otherwise permitted by applicable securities legislation.

23.2	Deemed Receipt

A notice, statement, report or other record that is:

(1)

mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(2)	faxed to a person to the fax number provided by that person referred to in Article 23.1 is deemed to be received by that person to whom it was faxed on the day it was faxed;

(3)	e-mailed to a person to the e-mail address provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was e-mailed on the day it was e-mailed; and

(4)	delivered in accordance with Article 23.1(6), is deemed to be received by the person on the day such written notice is sent.

23.3	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article 23.1 is conclusive evidence of that fact.

23.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

23.5	Notice to Legal Personal Representatives and Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)	mailing the record, addressed to them:

(a)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)

if an address referred to in paragraph 23.5(1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

23.6	Undelivered Notices

If, on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Article 23.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

PART 24

SEAL

24.1	Who May Attest Seal

Except as provided in Articles 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)	any two directors;

(2)	any officer, together with any director;

(3)	if the Company only has one director, that director; or

(4)	any one or more directors or officers or persons as may be determined by the directors.

24.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer or the signature of any other person as may be determined by the directors.

24.3	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under Article 24.1 to attest the Company’s seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

24.4	Execution of Instruments

Deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed on behalf of the Company by any director or officer. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed.

PART 25

FORUM FOR ADJUDICATION OF CERTAIN DISPUTES

Unless the Company consents in writing to the selection of an alternative forum:

(1)

the Supreme Court of British Columbia, Canada and the appellate Courts therefrom, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Business Corporations Act or these Articles (as either may be amended from time to time); or (iv) any action or proceeding asserting a claim or otherwise related to the relationships among the Company, its affiliates and their respective shareholders, directors and/or officers, but this paragraph (iv) does not include claims related to the business carried on by the Company or such affiliates. If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a Court other than a Court located within the Province of British Columbia (a “Foreign Action”) in the name of any securityholder, such securityholder shall be deemed to have consented to (i) the personal jurisdiction of the provincial and federal Courts located within the Province of British Columbia in connection with any action or proceeding brought in any such Court to enforce the preceding sentence and (ii) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder. The preceding sentence of this Article 25 shall not apply to claims arising under the Securities Act, the Exchange Act or other U.S. federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction; and

(2)	the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Any person or entity purchasing or otherwise acquiring any interest in the share capital of the Company shall be deemed to have notice of and consented to the provisions of this Article 25.

PART 26

SPECIAL RIGHTS AND RESTRICTIONS – COMMON SHARES

The Common Shares without par value in the authorized share structure of the Company (“Common Shares”) have attached to them the special rights and restrictions set out in this Part 26.

26.1	Dividends; Rights on Liquidation, Dissolution or Winding-Up

The Common Shares shall be subject to and subordinate to the special rights or restrictions attached to the Preferred Shares and the shares of any other class ranking senior to the Common Shares. For the avoidance of doubt, holders of Common Shares shall, subject always to the rights of the holders of Preferred Shares and the shares of any other class ranking senior to the Common Shares, be entitled to receive (i) such dividends and any amount payable on any distribution of assets constituting a return of capital as the board of directors of the Company may determine from time to time in their absolute discretion, and (ii) in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purposes of winding up its affairs, the remaining property and assets of the Company.

26.2	Meetings and Voting Rights

Each holder of Common Shares shall be entitled to receive notice of, attend and vote (in person or by proxy) at all meetings of shareholders of the Company, except meetings at which only holders of another class or of a particular series shall have the right to vote. At each such meeting, each Common Share shall entitle the holder thereof to one vote.

PART 27

SPECIAL RIGHTS AND RESTRICTIONS – PREFERRED SHARES

The Preferred Shares without par value in the authorized share structure of the Company (“Preferred Shares”) have attached to them the special rights and restrictions set out in this Part 27.

27.1	Issuable in Series

(1)	The directors may issue the Preferred Shares at any time and from time to time in one or more series.

(2)

Subject to Article 9.3 and the Business Corporations Act, the directors may from time to time, by directors’ resolution, if none of the Preferred Shares of any particular series are issued, alter these Articles and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:

(a)	determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

(b)	create an identifying name for the shares of that series, or alter any such identifying name; and

(c)

attach special rights or restrictions to the shares of any of those series of Preferred Shares or alter any special rights or restrictions attached to those shares, including, but without limiting or restricting the generality of the foregoing, special rights or restrictions with respect to:

(A)

the rate, amount, method of calculation and payment of any dividends, whether cumulative, partly cumulative or noncumulative, and whether such rate, amount, method of calculation or payment is subject to change or adjustment in the future;

(B)

any rights upon a dissolution, liquidation or winding-up of the Company or upon any other return of capital or distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

(C)	any rights of redemption, retraction or purchase for cancellation and the prices and terms and conditions of any such rights;

(D)	any rights of conversion, exchange or reclassification and the terms and conditions of any such rights;

(E)	any voting rights and restrictions;

(F)	the terms and conditions of any share purchase plan or sinking fund;

(G)	restrictions respecting payment of dividends on, or the return of capital, repurchase or redemption of, any other shares of the Company; and

(H)	any other special rights or restrictions, not inconsistent with these share provisions, attaching to such series of Preferred Shares.

(d)

No special rights or restrictions attached to any series of Preferred Shares will confer upon the shares of that series a priority over the shares of any other series of Preferred Shares in respect of dividends or a return of capital in the event of the dissolution of the Company or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital. The Preferred Shares of each series will, with respect to the payment of dividends and the distribution of assets or return of capital in the event of dissolution or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital, rank on a parity with the shares of every other series.

27.2	Class Rights or Restrictions

(1)

Holders of Preferred Shares will be entitled to preference with respect to payment of dividends over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to payment of dividends.

(2)

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Preferred Shares will be entitled to preference over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred Shares.

(3)

The Preferred Shares may also be given such other preferences over the Common Shares and any other shares ranking junior to the Preferred Shares as may be fixed by directors’ resolution as to the respective series authorized to be issued.